Exhibit 10.2

Generac Holdings Inc.

Amended & Restated 2010 Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made effective as of the _______ day of ___________ (the “Date of Grant”), between Generac Holdings Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Generac Holdings Inc. Amended & Restated 2010 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant _____ Shares (the “Restricted Shares”), which shall vest and become nonforfeitable in accordance with Section 3 hereof.

2. Certificates.  A certificate or certificates representing the Restricted Shares shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Award Agreement by the Participant, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3 hereof.  As a condition to the receipt of this Award Agreement, the Participant shall deliver to the Company a Stock Power in the form attached hereto as Exhibit A, duly endorsed in blank, relating to the Restricted Shares.  Each certificate representing the Restricted Shares shall bear the following legend:

“The ownership and transferability of this certificate and these shares are subject to the terms and conditions (including forfeiture) of the Generac Holdings Inc. Amended & Restated 2010 Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Generac Holdings Inc.  Copies of such Plan and Agreement are on file in the executive offices of Generac Holdings Inc.”

As soon as administratively practicable, but not later than sixty (60) days, following the vesting of the Restricted Shares (as described in Section 3 hereof), and upon the satisfaction of all other applicable conditions, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant, or in the case of Participant’s death, Participant’s beneficiary, a certificate or certificates for the applicable Shares of Restricted Stock which shall not bear the legend described above, but may bear such other legends as the Company deems advisable pursuant to Section 7 below.

3. Vesting of Restricted Stock.

(a) Vesting Schedule.  Subject to the Participant’s continued service through the vesting date, the Restricted Shares shall all vest in equal installments on each of the first three (3) anniversaries of the Date of Grant such that thirty-three and one-third percent (33.33%) of the Restricted Shares vest on each such anniversary.

(b) Termination of Service Without Cause.  Notwithstanding Section 3(a) hereof, upon a termination of the Participant’s service by the Company without Cause (except as set forth in Section 3(d)), any Restricted Shares, to the extent not then-vested, shall continue to vest during the period beginning on the date of such termination of service and ending on the date that is one (1) year following such termination of service, subject to the Participant’s execution on or after the termination date of an effective general release and waiver of all claims against the Company, its Affiliates and their respective officers and directors, substantially in the form attached hereto as Exhibit B.

(c) Termination of Service for Normal Retirement.  Notwithstanding Section 3(a) hereof, upon a termination of the Participant’s service by reason of Normal Retirement, any Restricted Shares, to the extent not then-vested, shall continue to vest during the period beginning on the date of such termination of service and ending on the date that is two (2) years following such termination of service, subject to the Participant’s execution on or after the termination date of an effective general release and waiver of all claims against the Company, its Affiliates and their respective officers and directors, substantially in the form attached hereto as Exhibit B.

(d) Termination of Service following a Change of Control.  Notwithstanding Section 3(a) hereof, if within the one (1) year period following a Change of Control the Participant’s service is terminated by the Company or any Affiliate without Cause, the Restricted Shares shall immediately vest as of the date of such termination of service, subject to the Participant’s execution on or after the termination date of an effective general release and waiver of all claims against the Company, its Affiliates and their respective officers and directors, substantially in the form attached hereto as Exhibit B.

(e) Other Terminations of Service.  Upon a termination of the Participant’s service for any reason, other than as contemplated by Sections 3(b), 3(c) and 3(d) above, the Restricted Shares, to the extent not then-vested, shall immediately be forfeited by the Participant without consideration.

(f) Definitions.

(i) “Cause” shall mean, (i) a material breach by the Participant of any of the Participant’s obligations under any written agreement with the Company or any of its Affiliates, (ii) a material violation by the Participant of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its Affiliates (other than as a result of physical or mental illness or injury); (iv) the Participant’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its Affiliates; (v) the Participant’s fraud or misappropriation of funds; or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude.  Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company or any Affiliate at the time of his or her termination of employment and such employment agreement contains a different definition of “cause” (or any derivation thereof), the definition in such employment agreement will control for purposes of this Agreement.

(ii)  “Normal Retirement” shall mean a voluntary termination of employment or service as a Director by a Participant who has attained at least sixty-five (65) years of age and has at least twenty (20) years of service to the Company or any of its Affiliates.

4. Rights as a Stockholder.  The Participant shall have none of the rights of a stockholder of the Company until the Restricted Shares vest, provided, that, the Participant shall have the right to receive dividends on the Restricted Shares (the “Dividends”) subject to the remainder of this Section 4.  The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Restricted Shares on which the Dividends were distributed vest in accordance with Section 3 above.  The Dividends shall be released to the Participant as soon as administratively practicable, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates representing the Restricted Shares on which the Dividends were distributed.

5. Restrictive Covenant Agreement.  The Participant and the Company have previously entered into a restrictive covenant agreement.  Participant hereby reaffirms his obligations under such restrictive covenant agreement and nothing contained in this Award Agreement shall cancel, change or modify Participant’s obligations thereunder.

6. Non-Disparagement.  The Participant, while providing services to the Company and thereafter, shall not make any oral or written communication to any Person that disparages, or has the effect of damaging the reputation of, the Company, the Affiliates or their respective directors, officers, agents, employees, former employees, representatives or stockholders; provided, that, nothing in the foregoing shall preclude the Participant from disclosing any information to Participant’s attorney or in response to a lawful subpoena or court order requiring disclosure of information.

7. Adjustment of Shares.  In the event of any corporate event or transaction (as described in Section 12.1 of the Plan), the terms of this Award Agreement (including, without limitation, the number and kind of Shares subject to this Agreement) may be adjusted as set forth in Section 12.1 of the Plan.

8. No Right to Continued Service.  The granting of the Restricted Stock evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.

9. Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply (or be exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan or Awards, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon.  If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonably request which satisfies such requirements.

10. Transferability.  Unless otherwise provided by the Committee, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

11. Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their vesting or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

12. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

13. Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14. Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15. Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

16. Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

17. Restricted Shares Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Restricted Shares are subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18. No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Shares.  The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Shares.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

19. Amendment.  The Committee may amend or alter this Award Agreement and the Restricted Shares granted hereunder at any time, subject to the terms of the Plan.

20. Section 83(b) Election.  In the event the Participant determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder (the “83(b) Election”), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Date of Grant of the Restricted Shares.  The form for making an 83(b) Election is attached hereto as Exhibit C.  The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making an 83(b) Election or failing to make an 83(b) Election.

21. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22. Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*           *           *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

GENERAC HOLDINGS INC.

By:

Agreed and acknowledged as of the date first above written:

                       PARTICIPANT

SIGNATURE PAGE TO
AWARD AGREEMENT

EXHIBIT A

STOCK POWER1

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Generac Holdings Inc. (the “Company”), _________________ (_____) shares of common stock, par value $0.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No. ________________ herewith and does hereby irrevocably constitute and appoint ________________________ his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.
Dated:  __________________                                                      Signature: ________________________________

Print Name and Mailing Address

__________________________________________

__________________________________________

__________________________________________

Instructions:
Please do not fill in any blanks other than the signature line and printed name and mailing address.  Please print your name exactly as you would like your name to appear on the issued stock certificate(s).  The purpose of this assignment is to enable the forfeiture of the shares without requiring additional signatures on your part.

1 This stock power is not effective if executed in New York State.

EXHIBIT B

FORM OF RELEASE

A release is required as a condition for receiving the benefits provided pursuant to the Restricted Stock Award Agreement between GENERAC HOLDINGS INC. (the “Company”) and ______________ (“Participant”) dated ________  (the “Agreement”); thus, by executing this release (“Release”), you have advised us that you hold no claims against the Company, its predecessors, successors or assigns, affiliates, shareholders or members and each of their respective officers, directors, agents and employees (collectively, the “Releasees”), and by execution of this Release you agree to waive and release any such claims, except relating to any compensation, severance pay and benefits described in any written agreement between you and the Company.

You understand and agree that this Release will extend to all claims, demands, liabilities and causes of action of every kind, nature and description whatsoever, whether known, unknown or suspected to exist, which you ever had or may now have against the Releasees in your capacity as an employee of the Company, including, without limitation, any claims, demands, liabilities and causes of action arising from your employment with the Releasees and the termination of that employment, including any claims for severance or vacation pay, business expenses, and/or pursuant to any federal, state, county, or local employment laws, regulations, executive orders, or other requirements, including, but not limited to, Title VII of the 1964 Civil Rights Act, the 1866 Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Workers Adjustment and Retraining Notification Act and any other local, state or federal fair employment laws, and any contract or tort claims.

You understand and agree that this Release is intended to include all claims by you or on your behalf alleging discrimination on the basis of race, sex, religion, national origin, age, disability, marital status, or any other protected status or involving any contract or tort claims based on your termination from the Company.  It is also acknowledged that your termination is not in any way related to any work-related injury.

It also is understood and agreed that the remedy at law for breach of the Award Agreement, any restrictive covenant agreements between you and the Company, and/or this Release shall be inadequate, and the Company shall be entitled to injunctive relief in respect thereof.

Your ability to receive payments and benefits under the terms of the Award Agreement will remain open for a 21-day period after your Termination Date to give you an opportunity to consider the effect of this Release.  At your option, you may elect to execute this Release on an earlier date.  Additionally, you have seven days after the date you execute this Release to revoke it.  As a result, this Release will not be effective until eight days after you execute it.  We also want to advise you of your right to consult with legal counsel prior to executing a copy of this Release.

Finally, this is to expressly acknowledge:

•	You understand that you are not waiving any claims or rights that may arise after the date you execute this Release.

•	You understand and agree that the compensation and benefits described in the Award Agreement offer you consideration greater than that to which you would otherwise be entitled.

I hereby state that I have carefully read this Release and that I am signing this Release knowingly and voluntarily with the full intent of releasing the Releases from any and all claims, except as set forth herein.  Further, if signed prior to the completion of the 21 day review period, this is to acknowledge that I knowingly and voluntarily signed this Release on an earlier date.

Date:

EXHIBIT C

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)           The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

(2)	The property with respect to which the election is being made is _________ shares of the common stock, par value $0.01 per share, of Generac Holdings Inc.

(3)           The transferor of the property is Generac Holdings Inc.

(4)           The property was transferred on _____________________.

(5)           The taxable year in which the election is being made is the calendar year ____.

(6)	The property will vest upon the third anniversary of the date of transfer, subject to the taxpayer’s continued service to Generac Holdings Inc or its affiliates.

(7)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(8)           The amount paid for such property is $__________ per share.

(9)	A copy of this statement was furnished to Generac Holdings Inc. for whom taxpayer rendered the services underlying the transfer of property.

(10)	This statement is executed on ________________.

Signature:

____________________
[Taxpayer’s name]

This election must be filed with the Internal Revenue Service Center with which taxpayer files his Federal income tax returns and must be made within thirty days after the Date of Grant.  This filing should be made by registered or certified mail, return receipt requested.  The taxpayer shall also provide a copy of such form to the Company promptly following its filing.  The taxpayer should retain two (2) additional copies of the completed form for filing with Federal and state tax returns for the taxpayer’s current tax year and an additional copy for the taxpayer’s records.